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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

    Date of Report (Date of Earliest Event Reported):       April 10, 2000
                         -----------------------------

                               Open Market, Inc.
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            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


              0-28436                                  04-3214536
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    (Commission File Number)               (IRS Employer Identification No.)


      One Wayside Road, Burlington, Massachusetts          01803
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      (Address of Principal Executive Offices)            (Zip Code)


                                 (781) 359-3000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

On April 10, 2000, Open Market, Inc. (the "Company") announced that it expects to realize a gain estimated at $14 to 16 million related to its ownership of SightPath, Inc. Preferred Stock. This potential gain is a result of Cisco Systems, Inc., pending acquisition of SightPath, Inc. The actual value that the Company receives will depend upon the trading price of Cisco's common stock at the time that the acquisition is consummated.

Approximately 10% of the shares are expected to be held in escrow for a period of one year. Open Market will record an initial gain when the transaction closes and the shares have been sold. Another gain will be recorded when the remaining shares are released from escrow.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

The Company's press release dated April 10, 2000, is filed herewith as Exhibit 99.2


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 25, 2000                     OPEN MARKET, INC.



                                         By: /s/ Betty J. Savage
                                            ----------------------------
                                            Betty J. Savage
                                            Vice President and
                                            Chief Financial Officer


                                 EXHIBIT INDEX
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Exhibit No.         Exhibit
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99.2                Press Release dated April 10, 2000.